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                                                                  Exhibit (d)(6)

                        PARK AVENUE EQUITY PARTNERS, L.P.
                           399 PARK AVENUE, SUITE 3204
                               NEW YORK, NY 10022

                                                          AS OF JANUARY 20, 2003

Forrester Research, Inc.
400 Technology Square
Cambridge, Massachusetts  02139


            Park Avenue Equity Partners, L.P. is the collateral agent (in such capacity, the "Collateral Agent") under the Pledge Agreement dated as of November 15, 2002, as amended (as so amended, the "Pledge Agreement") between W.R. Hambrecht + Co., Inc., a Delaware corporation (the "Pledgor"), and the Collateral Agent. Pursuant to the Pledge Agreement, the Pledgor has pledged to the Collateral Agent a security interest in, among other things, 800,000 shares of Common Stock of Giga Information Group, Inc. (the "Shares"), and all proceeds thereof, all as provided in the Pledge Agreement.

            The Collateral Agent understands that the Pledgor is entering into a Tender Agreement (the "Tender Agreement") with you and Whitcomb Acquisition Corp. ("Sub") in substantially the form annexed hereto as Annex I. Terms defined in the Tender Agreement and not otherwise defined herein are used herein with the meanings so defined.

            The Pledgor hereby requests that the Collateral Agent, and the Collateral Agent hereby agrees to, tender the Securities to Sub in the Offer pursuant to the Tender Agreement at the time specified therein and deliver the stock certificates evidencing the Securities to the depository in the Offer and not withdraw any Securities unless the Offer is terminated or the Tender Agreement is terminated pursuant to Section 7.1 thereof. The Collateral Agent's security interest in the Securities and the proceeds thereof shall continue in full force and effect in accordance with the terms of the Pledge Agreement (and Sub acknowledges that it will hold or cause its agent to hold the Securities for the benefit of the Collateral Agent) until immediately prior to such time as the payment for the Securities shall be made to the Collateral Agent pursuant to the Offer as provided below, in which event such security interest in the Securities shall be terminated automatically and without further action on the part of the Collateral Agent or any other party. The Pledgor hereby agrees that it will instruct the depository in the Offer, and hereby requests that Sub, and Sub hereby agrees to, instruct the depository in the Offer (a) to deliver all proceeds paid or payable in exchange or in consideration for the Shares

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(and such other Securities) to the Collateral Agent in accordance with the written instructions of the Collateral Agent furnished to the Pledgor and Sub prior to the tender of the Shares in the Offer and (b) if the Merger does not occur and the Tender Agreement is terminated, to deliver the stock certificates representing the Shares (and such other Securities) to the Collateral Agent in accordance with such written instructions. The Pledgor agrees not to amend or modify the Tender Agreement (or waive any provisions thereof) in any material respect without the prior consent of the Collateral Agent.

            In the event that an Acceleration Event (as defined in the Pledge Agreement) occurs prior to the consummation of the Merger, the Collateral Agent agrees, that prior to and as a condition to foreclosing on the Shares (and all other Securities) to (a) execute and deliver an tender agreement substantially in the form of the Tender Agreement (with such appropriate changes thereto to evidence the nature of the Collateral Agent's interest in the Shares), (b) agree in writing with you and Sub to hold the Shares and all other Securities or interest in the Shares and such other Securities subject to all of the terms and provisions of such agreement, and (c) such agreement shall be the legal, valid and binding agreement of such person, enforceable against such person in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created by such agreement is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

            The Collateral Agent hereby agrees that the Pledgor may deliver the joint instructions described in Section 1.7(a) of the Tender Agreement and shall cause the legend set forth in Section 1.7(b) of the Tender Agreement to be placed on the Securities and that such legend shall be removed only in accordance with the provisions of Section 1.7(b).


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            If the foregoing correctly sets forth our understanding and agreement, kindly sign the enclosed copy of this letter in the space provided, whereupon this letter shall become a binding agreement among us.

                                      Very truly yours,

                                      PARK AVENUE  EQUITY PARTNERS, L.P.,
                                           as Collateral Agent
                                      By:  Park Avenue Equity GP, LLC,
                                           its General Partner

                                      By:  PAE GP, LLC, its Managing Member



                                      By:   /s/ Anthony R. Bienstock
                                             ______________________________
                                      Name:  Anthony R. Bienstock
                                      Title: Managing Member

Acknowledged and Agreed:

FORRESTER RESEARCH, INC.


By: /s/ George F. Colony
    _________________________
Name: George F. Colony
Title: Chairman and CEO


WHITCOMB ACQUISITION CORP.


By: /s/ Timothy J. Moynihan
    _________________________
Name: Timothy J. Moynihan
Title: President


W.R. HAMBRECHT + CO., INC.


By: /s/ Jonathan T. Fayman
    _________________________
Name: Jonathan T. Fayman
Title: Co-Controller


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